May 12, 1995



Mr. Alan A. Weinstein
Executive Vice President/
Chief Financial Officer
Gottschalks, Inc.
7 River Park Place East
Fresno, CA.  93720

RE: Covenant Waiver under Loan and Security Agreement dated as of March 30, 1994, as amended ("Loan Agreement")

Dear Alan:

Gottschalks, Inc. ("Borrower") has requested Shawmut Capital Corporation ("Shawmut Capital") to waive and agrees to waive Shawmut Capital's remedies arising from Borrower's failure to satisfy certain requirements of Section 8.3 of the Loan Agreement. This will confirm the understanding and agreement between
Borrower and Shawmut Capital with respect to certain provisions of Section 8.3 of the Loan Agreement as set forth below. All capitalized terms that are defined in the Loan Agreement and are used without definition herein shall have the meanings given to them in the Loan Agreement.

Section 8.3 (D)(ii) of the Loan Agreement requires that Borrower maintain, on a fiscal quarter-to-date basis, Consolidated Adjusted Net Earnings from Operations of not less than <$3,000,000> during its fiscal quarter ended April 1995. Shawmut Capital hereby waives any Default or Event of Default under the Loan Agreement arising from any failure by Borrower to satisfy the foregoing requirement during such fiscal quarter.

This letter shall not constitute an amendment or waiver by Shawmut Capital of any provisions of the Loan Agreement, or a waiver or agreement to forbear with respect to any Default or Event of Default thereunder, except to the extent specifically dealt with herein. Shawmut Capital shall not be under any obligation to agree to further amendments or grant any further waivers or forbearances with respect to the Loan Agreement. Except to the extent specifically amended or superseded by the terms hereof, all of the provisions of the Loan Agreement shall remain in full force and effect to the extent in effect on the date hereof.

Please execute the enclosed copy of this letter on behalf of Borrower and return it to Shawmut Capital to indicate your acknowledgement of and agreement to the foregoing.

Very truly yours,

SHAWMUT CAPITAL CORPORATION

s/Greg F. Ennis
Greg F. Ennis
Vice President


                              ACKNOWLEDGED AND AGREED TO ON THIS
                                15TH   DAY OF MAY, 1995

                              GOTTSCHALKS, INC.


                              By:       s/Alan A. Weinstein

                              Its:      Senior Vice President/C.F.O.